UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 23, 2011

Date of Report

Date of earliest event reported

INFOSPACE, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 108th Avenue N.E., Suite 1200

Bellevue, Washington 98004

(Address of Principal Executive Offices)

425-201-6100

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 23, 2011, InfoSpace, Inc. (“InfoSpace”) entered into a Securities Purchase Agreement, a Stockholder Agreement, and a Warrant to Purchase Common Stock (collectively, the “Agreements”) with Cambridge Information Group I LLC (“CIG”). In connection with the Agreements, Andrew M. Snyder, President of CIG, was elected to fill the existing vacancy on InfoSpace’s Board of Directors.

Pursuant to the Agreements, on August 23, 2011, InfoSpace sold to CIG 764,192 newly-issued shares of unregistered InfoSpace common stock at a purchase price of $9.16 per share (equal to the average of the consolidated closing bid price of InfoSpace’s common stock for the 15 consecutive trading days ending on August 19, 2011). The common stock purchased is subject to certain lockup provisions that prohibit sales of that common stock for specified time periods. In addition, InfoSpace issued to CIG warrants (the “Warrants”) to purchase 1 million shares of InfoSpace common stock, exercisable at a price of $9.62 per share. The Warrants expire on August 23, 2014 unless InfoSpace has consummated an acquisition transaction or series of transactions with an aggregate value of at least $200 million, in which case the Warrants will expire upon the earlier of (i) August 23, 2017 and (ii) the effective date of a change of control of InfoSpace.

The InfoSpace board of directors (the “Board”) elected CIG representative Andrew Snyder to the Board and InfoSpace has granted CIG the right to appoint a replacement director representative in the event that Mr. Snyder is unavailable to serve. CIG’s right to appoint a director representative will expire upon the earlier of (i) such time as CIG no longer beneficially owns at least 1 million shares of InfoSpace common stock and (ii) August 23, 2017.

So long as Mr. Snyder or a replacement director representative of CIG is a member of the Board, InfoSpace will allow CIG to exceed the 5% limit on ownership of InfoSpace common stock, up to a maximum of 10%. The InfoSpace Certificate of Incorporation, as amended, limits purchasers to less than 5% of the outstanding shares of InfoSpace unless the Board has granted a request to purchase more. Under the terms of the Agreements, the Board has agreed to grant requests by CIG to purchase up to a maximum ownership level of 10% of InfoSpace’s then-outstanding common stock, inclusive of the shares issuable upon exercise of the Warrants. This allowance is subject to certain limitations, and is otherwise subject to the requirements set forth in Section 4.3 of the InfoSpace Certificate of Incorporation. In addition, if CIG holds more than 5% of InfoSpace’s outstanding stock at the time that a CIG director representative no longer sits on the Board, then the limitation in this allowance shall be frozen at the level of CIG’s then-current holdings.

The foregoing description of the Agreements is a summary, does not purport to be a complete description of the Agreements, and is qualified in its entirety by reference to the Agreements, which are attached as Exhibits 10.1, 10.2, and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 is incorporated by reference into this Item 3.02. The common stock and Warrants described in Item 1.01 above were issued in reliance upon a exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended. CIG is acquiring these securities for its own account and not with a view to the distribution thereof, and is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D. At the time of their issuance, these securities will be deemed to be restricted securities for purposes of the Securities Act and the certificates representing the securities shall bear legends to that effect.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Under the terms of the Agreements, the Board elected Andrew Snyder as a director, effective on August 23, 2011. Mr. Snyder is President of CIG and Chairman of CIG’s subsidiaries, ProQuest LLC, R. R. Bowker LLC, and Navtech, Inc. Mr. Snyder also served on the Board of Directors of Navtech when it was an independent, publicly-held company, beginning in November 2005 and continuing through its merger with a CIG subsidiary in November 2007. Mr. Snyder has been employed by CIG since 2003 and has served as President since 2004. Prior to joining CIG, Mr. Snyder worked for the Goldman Sachs Group, most recently as Vice President in the Principal Investment Area, where he focused on traditional media, technology, and services investing for the firm’s investment fund. Mr. Snyder is a graduate of the Wharton School at the University of Pennsylvania and the Georgetown University Law Center. He currently serves on the Board of The Association of American Publishers, the Board of Overseers of Penn Libraries, and the New Leaders Steering Committee of the New York Presbyterian Hospital. The InfoSpace board of directors has agreed to appoint Mr. Snyder to serve as Chair of a Mergers and Acquisitions Committee, to be created by the board within three months of the closing date of the Agreements.

Mr. Snyder will be compensated for his service as a director under the terms of the Amended and Restated Equity Grant Program for Nonemployee Directors and the Nonemployee Director Cash Compensation Policy, copies of which were attached as Exhibits 10.2 and 10.3, respectively, to the Current Report on Form 8-K filed by InfoSpace on April 13, 2011. Under these plans, Mr. Snyder will be paid a quarterly cash retainer for Board and committee services, will be paid for each meeting attended in excess of a specified number, and will receive initial and ongoing annual grants of restricted stock units and stock options.

Item 7.01. Regulation FD Disclosure.

On August 23, 2011, InfoSpace issued a press release announcing the Agreements with CIG described above and the election of Andrew Snyder to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Securities Purchase Agreement between InfoSpace, Inc. and Cambridge Information Group I LLC, dated August 23, 2011

10.2	Warrant to Purchase Common Stock granted by InfoSpace, Inc. to Cambridge Information Group I LLC, dated August 23, 2011

10.3	Stockholder Agreement between InfoSpace, Inc. and Cambridge Information Group I LLC, dated August 23, 2011

99.1	Press release dated August 23, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2011

INFOSPACE, INC.

By:	/s/ Linda Schoemaker
Linda Schoemaker
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

EX-10.1	Securities Purchase Agreement between InfoSpace, Inc. and Cambridge Information Group I LLC, dated August 23, 2011

EX-10.2	Warrant to Purchase Common Stock granted by InfoSpace, Inc. to Cambridge Information Group I LLC, dated August 23, 2011

EX-10.3	Stockholder Agreement between InfoSpace, Inc. and Cambridge Information Group I LLC, dated August 23, 2011

EX-99.1	Press release dated August 23, 2011